Glacier Bancorp, Inc. Announces Results for Quarter Ended September 30, 2010

HIGHLIGHTS:

- Net earnings for the quarter of $9.4 million and year-to-date of $32.7 million.

- Diluted earnings per share of $0.13 for the quarter and $0.48 year-to-date.

- Non-interest bearing deposits increased $36.5 million, or 17 percent annualized, for the quarter and $77.1 million, or 13 percent annualized, for the year-to-date.

- Non-interest income increases 12 percent over prior quarter.

- Capital level hit an all time record of $854 million or 13.61 percent of assets.

- Tangible book value per share rose to a new record of $9.68.

- Early stage delinquencies (accruing loans 30-89 days past due) remained stable.

- Dividend declared of $0.13 per share.

KALISPELL, Mont., Oct. 21 /PRNewswire-FirstCall/ --

Earnings Summary - unaudited	Three months		Nine months
($ in thousands, except per share data)	ended September 30,		ended September 30,
	2010	2009	2010	2009

Net earnings (loss)	$9,445	(1,531)	$32,737	24,900
Diluted earnings (loss) per share	$0.13	(0.03)	$0.48	0.40
Return on average assets (annualized)	0.60%	(0.11%)	0.70%	0.60%
Return on average equity (annualized)	4.37%	(0.88%)	5.43%	4.81%

Glacier Bancorp, Inc. (Nasdaq: GBCI) reported net earnings of $9.4 million for the third quarter of 2010, an increase of $10.9 million, or 717 percent, from the $1.5 million net loss reported for the third quarter of 2009.  The diluted earnings per share of $0.13 for the quarter represented a 533 percent increase from the diluted loss per share of $0.03 for the same quarter of 2009.  This quarter's earnings per share includes $0.02 per share from the gain on sale of investments, net of tax.  Annualized return on average assets and return on average equity for the third quarter were 0.60 percent and 4.37 percent, respectively, which compares with prior year returns for the third quarter of (0.11) percent and (0.88) percent, respectively.

Net earnings for the nine months ended September 30, 2010 were $32.7 million, which is an increase of $7.8 million or 31 percent, over the prior year.  Diluted earnings per share of $0.48 is an increase of 20 percent over $0.40 earned in 2009.

"I would categorize our third quarter performance as mixed," said Mick Blodnick, President and Chief Executive Officer.  "We again achieved strong growth in the number and dollars of transaction accounts which is something we work hard at.  In addition, we benefited from higher levels of fee income during the quarter, primarily due to increases in both service charge revenue and mortgage origination fees," Blodnick said.  "However, we also saw further contraction to our net interest margin due to a lack of loan growth and our refusal to take additional interest rate risk at this point in the rate cycle by extending assets.  Also, this past quarter we experienced higher costs associated with the disposition and write down of our problem assets."

				$ Change from	$ Change from
Assets	September 30,	December 31,	September 30,	December 31,	September 30,
(Unaudited - $ in thousands)	2010	2009	2009	2009	2009

Cash on hand and in banks	$ 83,684	120,731	93,728	(37,047)	(10,044)
Investments, interest bearing deposits,
FHLB stock, FRB stock, and fed funds	1,856,989	1,596,238	1,262,542	260,751	594,447
Loans:
Residential real estate	787,335	797,626	787,911	(10,291)	(576)
Commercial	2,515,767	2,613,218	2,558,270	(97,451)	(42,503)
Consumer and other	680,858	719,401	700,069	(38,543)	(19,211)
Loans receivable, gross	3,983,960	4,130,245	4,046,250	(146,285)	(62,290)
Allowance for loan and lease losses	(134,257)	(142,927)	(125,330)	8,670	(8,927)
Loans receivable, net	3,849,703	3,987,318	3,920,920	(137,615)	(71,217)
Other assets	482,283	487,508	431,110	(5,225)	51,173
Total assets	$ 6,272,659	6,191,795	5,708,300	80,864	564,359

Total assets at September 30, 2010 were $6.273 billion, which is $81 million, or 1 percent greater than total assets of $6.192 billion at December 31, 2009.  Total assets increased $564 million, or 10 percent, from September 30, 2009, of which $272 million, including $161 million in loans, related to the acquisition of First National Bank & Trust ("First National") in October 2009.

Investment securities, including interest bearing deposits, FHLB and FRB stock, and federal funds sold, have increased $261 million, or 16 percent, from December 31, 2009 and increased $594 million, or 47 percent, from September 30, 2009.  The Company continues to purchase investment securities as loan originations slow, such purchases predominately mortgage-backed securities issued by Freddie Mac and Fannie Mae with low yields and short-weighted average lives.  The Company also continues to selectively purchase tax-exempt investment securities.  Investment securities represent 30 percent of total assets at September 30, 2010 versus 22 percent of total assets at September 30, 2009.

At September 30, 2010, gross loans were $3.984 billion, a decrease of $146 million over gross loans of $4.130 billion at December 31, 2009.  The largest category decrease was in commercial loans which decreased $97 million, or 4 percent.  The decrease in each loan category is due to the slowing loan demand within the Company's market areas resulting from the current economic downturn.  Excluding net charge-offs of $66 million, loans transferred to other real estate of $67 million, and an increase in loans held for sale of $49 million, loans decreased $62 million, or 2 percent annualized, from December 31, 2009.

Credit Quality Summary	September 30,	June 30,	December 31,	September 30,
(Unaudited - $ in thousands)	2010	2010	2009	2009

Allowance for loan and lease losses - beginning of year	$142,927	142,927	76,739	76,739
Provision expense	57,318	38,156	124,618	87,905
Charge-offs	(68,868)	(41,584)	(60,896)	(40,991)
Recoveries	2,880	2,166	2,466	1,677
Allowance for loan and lease losses - end of period	$134,257	141,665	142,927	125,330

Real estate and other assets owned	$63,440	64,419	57,320	54,537
Accruing loans 90 days or more overdue	5,335	3,030	5,537	2,891
Non-accrual loans	192,695	190,338	198,281	185,577
Total non-performing assets	$261,470	257,787	261,138	243,005

Allowance for loan and lease losses as a
percentage of non-performing assets	51%	55%	55%	52%

Non-performing assets as a percentage
of subsidiary assets	4.03%	4.01%	4.13%	4.10%

Allowance for loan and lease losses as a
percentage of total loans	3.37%	3.51%	3.46%	3.10%

Net charge-offs as a percentage of total loans	(1.66%)	(0.98%)	(1.42%)	(0.97%)

Accruing loans 30-89 days overdue	$40,923	36,487	87,491	43,606

Credit Quality

At September 30, 2010, the allowance for loan and lease losses ("allowance") was $134.3 million, an increase of $8.9 million from a year ago and a decrease of $8.7 million from year end.  The allowance was 3.37 percent of total loans outstanding at September 30, 2010, such percentage was down from the 3.51 percent at June 30, 2010, but higher than the 3.10 percent at September 30, 2009.  The allowance was 51 percent of non-performing assets at September 30, 2010, compared to 55 percent at the prior year end and down slightly from 52 percent a year ago.  Non-performing assets as a percentage of total subsidiary assets at September 30, 2010 were at 4.03 percent, down from 4.13 percent as of prior year end, and down from 4.10 percent at September 30, 2009.  Loan portfolio growth, composition, average loan size, credit quality considerations, and other environmental factors will continue to determine the level of additional provision for loan loss expense at each subsidiary bank.

Credit Quality Trends
(Unaudited - $ in thousands)				Accruing
				Loans 30-89	Non-Performing
	Provision		ALLL	Days Overdue	Assets to
	for Loan	Net	as a Percent	as a Percent of	Total Bank
	Losses	Charge-Offs	of Loans	Loans	Assets
Q3 2010	$19,162	26,570	3.37%	1.03%	4.03%
Q2 2010	17,246	19,181	3.51%	0.90%	4.01%
Q1 2010	20,910	20,237	3.53%	1.50%	4.19%

Q4 2009	36,713	19,116	3.46%	2.12%	4.13%
Q3 2009	47,050	19,094	3.10%	1.08%	4.10%
Q2 2009	25,140	11,543	2.36%	1.52%	3.06%
Q1 2009	15,715	8,677	2.01%	1.60%	1.97%

Q4 2008	12,223	3,742	1.86%	1.33%	1.46%

Allowance for Loan and Lease Losses

The current quarter provision for loan loss expense was $19.2 million, an increase of $1.9 million from the prior quarter and a decrease of $27.9 million from the same quarter in 2009.  Net charged-off loans for the current quarter were $26.6 million compared to $19.2 million for the prior quarter and $19.1 million for the same quarter in 2009.  "In the recent quarter we continued to see asset quality trends stabilize although non-performing assets did move up slightly from the prior quarter," Blodnick said.  "As expected, a few of our remaining distressed development loans migrated to non-performing status.  On the positive side, early stage delinquencies for the second consecutive quarter remained at a very manageable level.  Hopefully this will allow us to finally start to make some progress reducing the overall level of non-performing assets," Blodnick said.

During the second quarter of 2010, the Company formed a wholly owned subsidiary, GBCI Other Real Estate ("GORE") to isolate bank foreclosed properties for legal protection and administrative purposes.  During the second and third quarters, foreclosed properties were transferred to the new entity from bank subsidiaries at fair market value and such properties are currently held for sale.

For additional information regarding credit quality and a breakout of the loan portfolio by regulatory classification, see the exhibits at the end of this press release.

				$ Change from	$ Change from
Liabilities	September 30,	December 31,	September 30,	December 31,	September 30,
(Unaudited - $ in thousands)	2010	2009	2009	2009	2009

Non-interest bearing deposits	$ 887,637	810,550	801,261	77,087	86,376
Interest bearing deposits	3,530,204	3,289,602	2,809,756	240,602	720,448
Federal Home Loan Bank advances	579,184	790,367	640,735	(211,183)	(61,551)
Federal Reserve Bank discount window	-	225,000	370,000	(225,000)	(370,000)
Securities sold under agreements to
repurchase and other borrowed funds	254,995	226,251	225,583	28,744	29,412
Other liabilities	41,889	39,147	42,696	2,742	(807)
Subordinated debentures	125,096	124,988	120,167	108	4,929
Total liabilities	$ 5,419,005	5,505,905	5,010,198	(86,900)	408,807

As of September 30, 2010, non-interest bearing deposits of $888 million increased $77 million, or 13 percent annualized, since December 31, 2009 and increased $86 million, or 11 percent, since September 30, 2009.  Interest bearing deposits of $3.530 billion at September 30, 2010 include $187 million issued through the Certificate of Deposit Account Registry System ("CDARS").  Interest bearing deposits increased $241 million, or 10 percent annualized, from December 31, 2009 and $720 million, or 26 percent from September 30, 2009.  The increase in interest bearing deposits from December 31, 2009 and September 30, 2009 includes $175 million and $292 million, respectively, from wholesale deposits, including CDARS.  The increase in non-interest bearing deposits and interest bearing deposits from September 30, 2009 includes $39 million and $197 million, respectively, from the First National acquisition.  The increase in both interest bearing and non-interest bearing deposits was driven by a greater number of personal and business customers, as well as existing customers retaining cash deposits because of the uncertainty in the current interest rate environment and for liquidity purposes.

Increases in both interest and non-interest bearing deposits have allowed the Company to reduce overall borrowings.  Federal Home Loan Bank advances decreased $211 million, or 27 percent, from December 31, 2009 and decreased $62 million, or 10 percent, from September 30, 2009.  There were no Federal Reserve Bank borrowings through the Term Auction Facility program ("TAF") at September 30, 2010 due to cessation of the TAF program by the Federal Reserve.  TAF borrowings totaled $225 million at December 31, 2009 and $345 million at September 30, 2009.  Repurchase agreements and other borrowed funds were $255 million at September 30, 2010, an increase of $29 million from December 31, 2009 and September 30, 2009.

Stockholders' equity - unaudited				$ Change from	$ Change from
($ in thousands except per share data)	September 30,	December 31,	September 30,	December 31,	September 30,
	2010	2009	2009	2009	2009

Common equity	$ 837,212	686,238	682,956	150,974	154,256
Accumulated other comprehensive income (loss)	16,442	(348)	15,146	16,790	1,296
Total stockholders' equity	853,654	685,890	698,102	167,764	155,552
Goodwill and core deposit intangible, net	(157,774)	(160,196)	(156,978)	2,422	(796)
Tangible stockholders' equity	$ 695,880	525,694	541,124	170,186	154,756

Stockholders' equity to total assets	13.61%	11.08%	12.23%
Tangible stockholders' equity to total tangible assets	11.38%	8.72%	9.75%
Book value per common share	$ 11.87	11.13	11.35	0.74	0.52
Tangible book value per common share	$ 9.68	8.53	8.80	1.15	0.88
Market price per share at end of period	$ 14.59	13.72	14.94	0.87	(0.35)

Total stockholders' equity and book value per share increased $168 million and $0.74 per share and $156 million and $0.52 per share, from December 31, 2010 and September 30, 2009, respectively, such increases are largely the result of the $146 million in net proceeds from the Company's March equity offering of 10.291 million shares.  Tangible stockholders' equity has increased $170 million, or 32 percent, and $155 million, or 29 percent, since December 31, 2009 and September 30, 2009, respectively, with tangible stockholders' equity to tangible assets at 11.38 percent, 8.72 percent, and 9.75 percent as of September 30, 2010, December 31, 2010, and September 30, 2009, respectively.  Accumulated other comprehensive income (loss), representing net unrealized gains or losses (net of tax) on investment securities, increased $16.8 million since December 31, 2009 and $1.3 million from September 30, 2009.

Cash Dividend

On September 29, 2010, the board of directors declared a cash dividend of $0.13 per share, payable October 21, 2010 to shareholders of record on October 12, 2010.  Future cash dividends will depend on a variety of factors, including net income, capital, asset quality and general economic conditions.

Operating Results for Three Months Ended September 30, 2010 Compared to June 30, 2010 and September 30, 2009
Revenue summary
(Unaudited - $ in thousands)	Three months ended
	September 30,	June 30,	September 30,
	2010	2010	2009
Net interest income
Interest income	$ 72,103	73,818	74,430
Interest expense	13,581	13,749	13,801
Total net interest income	58,522	60,069	60,629

Non-interest income
Service charges, loan fees, and other fees	13,222	11,900	12,103
Gain on sale of loans	7,367	6,133	5,613
Gain on sale of investments	2,041	242	2,667
Other income	1,355	3,143	1,317
Total non-interest income	23,985	21,418	21,700
	$ 82,507	81,487	82,329

Net interest margin (tax-equivalent)	4.19%	4.35%	4.80%

(Unaudited - $ in thousands)	$ Change from	$ Change from	% Change from	% Change from
	June 30,	September 30,	June 30,	September 30,
	2010	2009	2010	2009
Net interest income
Interest income	$ (1,715)	(2,327)	-2%	-3%
Interest expense	(168)	(220)	-1%	-2%
Total net interest income	(1,547)	(2,107)	-3%	-3%

Non-interest income
Service charges, loan fees, and other fees	1,322	1,119	11%	9%
Gain on sale of loans	1,234	1,754	20%	31%
Gain on sale of investments	1,799	(626)	743%	-23%
Other income	(1,788)	38	-57%	3%
Total non-interest income	2,567	2,285	12%	11%
	$ 1,020	178	1%	0%

Net Interest Income

Net interest income decreased $1.5 million from the prior quarter and decreased $2.1 million over prior year's third quarter.  The current quarter net interest margin as a percentage of earning assets, on a tax-equivalent basis, was 4.19 percent which is 16 basis points lower than the 4.35 percent for the prior quarter and included a 7 basis points reduction from the reversal of interest on non-accrual loans.  The net interest margin for the current quarter is 61 basis points lower than the 4.80 percent result for the third quarter of 2009.  The decrease in interest income is due to a lower yield and volume of loans coupled with an increase in lower yielding investment securities.  The decrease in interest expense is primarily attributable to the rate decreases on interest bearing deposits and lower cost borrowings.

Non-interest Income

Non-interest income for the quarter totaled $24.0 million, an increase of $2.6 million over the prior quarter and $2.3 million over the same quarter as last year.  Fee income of $13.2 million increased $1.3 million, or 11 percent, during the quarter and $1.1 million, or 9 percent over prior year's quarter, such increases resulting from significant growth in debit card income.  Gain on sale of loans increased $1.2 million, or 20 percent, over the prior quarter due to a reduction in mortgage interest rates during the second quarter which continued in the third quarter and led to greater loan origination volume.  Gain on sale of loans increased $1.8 million, or 31 percent, over the same period last year, primarily the result of significant purchase and refinance activity this period compared to the third quarter 2009.  Net gain on sale of investments was $2.0 million for the current quarter 2010 compared to $242 thousand for the previous quarter and $2.7 million for the prior year's quarter.  Such sales were executed with the proceeds used to purchase securities that enable the investment portfolio to perform well across varying interest rates.  Other income of $1.4 million for the current quarter is a decrease of $1.8 million from the prior quarter, such decrease relates to the second quarter sale of Mountain West Bank's merchant card servicing portfolio.  "Service fee income growth was solid for the banks this quarter.  In addition, the strong focus on mortgage lending activity during the quarter showed in the increased gain on loan sales, a real bright spot for the banks," said Ron Copher, Chief Financial Officer.

Non-interest expense summary	Three months ended
(Unaudited - $ in thousands)	September 30,	June 30,	September 30,
	2010	2010	2009
Compensation and employee
benefits and related expense	$ 22,235	$ 21,652	$ 20,935
Occupancy and equipment expense	6,034	5,988	5,835
Advertising and promotion expense	1,912	1,644	1,596
Outsourced data processing expense	750	761	830
Core deposit intangibles amortization	801	801	758
Other real estate owned expense	9,655	7,373	2,881
Federal Deposit Insurance premiums	2,633	2,165	1,699
Other expenses	7,995	7,852	7,362
Total non-interest expense	$ 52,015	$ 48,236	$ 41,896

(Unaudited - $ in thousands)	$ Change from	$ Change from	% Change from	% Change from
	June 30,	September 30,	June 30,	September 30,
	2010	2009	2010	2009
Compensation and employee
benefits and related expense	$ 583	$ 1,300	3%	6%
Occupancy and equipment expense	46	199	1%	3%
Advertising and promotion expense	268	316	16%	20%
Outsourced data processing expense	(11)	(80)	-1%	-10%
Core deposit intangibles amortization	-	43	0%	6%
Other real estate owned expense	2,282	6,774	31%	235%
FDIC premiums	468	934	22%	55%
Other expenses	143	633	2%	9%
Total non-interest expense	$ 3,779	$ 10,119	8%	24%

Non-interest Expense

Non-interest expense of $52.0 million for the quarter increased by $3.8 million, or 8 percent, from the prior quarter and increased $10.1 million, or 24 percent, from the prior year third quarter.  Compensation and employee benefits of $22.2 million increased $583 thousand, or 3 percent, from the previous quarter, partly the result of higher commission expense paid on mortgage originations, and $1.3 million, or 6 percent, from the prior year third quarter which is primarily due to the addition of First National employees in October 2009.  The number of full-time equivalent employees increased from 1,654 to 1,658 during the quarter, and increased from 1,577 since the end of the 2009 third quarter.

Occupancy and equipment expense increased $46 thousand, or 1 percent, from the prior quarter and increased $199 thousand, or 3 percent, from the prior year third quarter.  Advertising and promotion expense increased $268 thousand, or 16 percent, from prior quarter and increased $316 thousand, or 20 percent, from the third quarter of 2009.  The majority of such increases were driven by aggressive advertising relating to the disposal of other real estate owned.  Other real estate owned expenses increased $2.3 million, or 31 percent, from prior quarter and increased $6.8 million, or 235 percent, from the prior year third quarter.  The current quarter other real estate owned expense of $9.7 million included $1.2 million of operating expenses, $6.4 million of fair value write-downs, and $2.1 million of loss on sale of other real estate owned.  The other real estate owned expenses have increased as the Company continues to aggressively dispose of problem assets and other real estate owned.  FDIC premiums increased $468 thousand, or 22 percent, from prior quarter and increased $934 thousand, or 55 percent, from the prior year third quarter.  Other expenses increased $143 thousand, or 2 percent, from the prior quarter and increased $633 thousand, or 9 percent, from the prior year third quarter.   "The past two quarters we have taken much larger write downs and charge-offs of other real estate owned which should allow us to aggressively dispose and move these properties," Blodnick said.  "This higher level of other real estate owned expense will probably continue unless real estate values improve significantly, something we don't expect to see at least in the near term."

Efficiency Ratio

In the current quarter, the Company has revised the efficiency ratio calculation to be consistent with industry reporting by SNL Financial and has also revised the efficiency ratio reported for all prior periods.  The efficiency ratio is now calculated as non-interest expense before other real estate owned expenses, core deposit intangible amortization, and non-recurring expense items as a percentage of fully taxable equivalent net interest income and non-interest income, excluding gains and losses on sale of investment securities, other real estate owned income, and non-recurring income items.  The efficiency ratio for the quarter was 50 percent compared to 47 percent for the prior year third quarter.  The increase resulted from continuing pressure on net interest margin in the current low interest rate environment coupled with small increases in operating expenses.

Operating Results for Nine Months Ended September 30, 2010 Compared to September 30, 2009
Revenue summary
(Unaudited - $ in thousands)	Nine months ended		$ Change From	% Change From
	September 30,	September 30,	September 30,	September 30,
	2010	2009	2009	2009
Net interest income
Interest income	$ 219,319	$ 224,382	$ (5,063)	-2%
Interest expense	41,214	42,894	(1,680)	-4%
Net interest income	178,105	181,488	(3,383)	-2%

Non-interest income
Service charges, loan fees, and other fees	35,768	33,659	2,109	6%
Gain on sale of loans	17,391	20,834	(3,443)	-17%
Gain on sale of investments	2,597	2,667	(70)	-3%
Other income	5,830	3,235	2,595	80%
Total non-interest income	61,586	60,395	1,191	2%
	$ 239,691	$ 241,883	$ (2,192)	-1%

Net interest margin (tax-equivalent)	4.32%	4.87%

Net Interest Income

Net interest income for the nine month period decreased $3.4 million, or 2 percent, over the same period in 2009.  Total interest income decreased $5.1 million, or 2 percent, while total interest expense decreased $1.7 million, or 4 percent.  The net interest margin as a percentage of earning assets, on a tax equivalent basis, decreased 55 basis points from 4.87 percent for 2009 to 4.32 percent for 2010 and included a 6 basis points reduction from the reversal of interest on non-accrual loans.

Non-interest Income

Non-interest income increased for the nine month period of 2010 by $1.2 million over the same period in 2009.  Fee income for the first nine months of 2010 has increased $2.1 million, or 6 percent, compared to the prior year primarily from an increase in debit card income.  Gain on sale of loans decreased $3.4 million, or 17 percent, over the first nine months of last year, primarily the result of significant refinance activity in the first half of 2009.  Other income increased $2.6 million over the same period in 2009, of which $1.8 million relates to the second quarter 2010 sale of Mountain West Bank's merchant card servicing portfolio.

Non-interest expense summary	Nine months ended		$ Change From	% Change From
(Unaudited - $ in thousands)	September 30,	September 30,	September 30,	September 30,
	2010	2009	2009	2009
Compensation and employee
benefits and related expense	$ 65,243	$ 63,589	$ 1,654	3%
Occupancy and equipment expense	17,970	17,341	629	4%
Advertising and promotion expense	5,148	5,042	106	2%
Outsourced data processing expense	2,205	2,181	24	1%
Core deposit intangibles amortization	2,422	2,294	128	6%
Other real estate owned expense	19,346	5,722	13,624	238%
FDIC premiums	6,998	6,700	298	4%
Other expenses	22,880	21,616	1,264	6%
Total non-interest expense	$ 142,212	$ 124,485	$ 17,727	14%

Non-interest Expense

Non-interest expense for the first nine months of 2010 increased by $17.7 million, or 14 percent, from the same period last year.  Compensation and employee benefits increased $1.7 million, or 3 percent, from 2009.  Occupancy and equipment expense increased $629 thousand, or 4 percent, from 2009.  Advertising and promotion expense increased by $106 thousand, or 2 percent, from 2009.  Other real estate owned expense increased $13.6 million, or 238 percent, from the prior year first nine months.  The other real estate owned expenses of $19.3 million for the first nine months of 2010 included $3.3 million of operating expenses, $9.7 million of fair value write-downs, and $6.3 million of loss on sale of other real estate owned.  FDIC premiums increased $298 thousand, or 4 percent, from the prior year which included a second quarter special assessment of $2.5 million.  Other expense increased $1.3 million, or 6 percent, from the prior year.

Allowance for Loan and Lease Losses

The provision for loan loss expense was $57.3 million for the first nine months of 2010, a decrease of $30.6 million, or 35 percent, from the same period in 2009.  Net charged-off loans during the nine months ended September 30, 2010 was $66.0 million, an increase of $26.7 million from the same period in 2009.

Efficiency Ratio

The efficiency ratio for the first nine months of 2010 was 50 percent compared to 46 percent for the prior year's first nine months.  The increase in efficiency ratio resulted from continuing pressure on net interest margin in the current low interest rate environment coupled with small increases in operating expenses.

About Glacier Bancorp, Inc.

Glacier Bancorp, Inc. is a regional multi-bank holding company providing commercial banking services in 60 communities in Montana, Idaho, Utah, Washington, Wyoming and Colorado.  Glacier Bancorp, Inc. is headquartered in Kalispell, Montana, and conducts its operations principally through eleven community bank subsidiaries. These subsidiaries include: six banks domiciled in Montana - Glacier Bank of Kalispell, First Security Bank of Missoula, Valley Bank of Helena, Big Sky Western Bank of Bozeman, Western Security Bank of Billings, and First Bank of Montana of Lewistown; two banks domiciled in Idaho - Mountain West Bank of Coeur d'Alene and Citizens Community Bank of Pocatello; two banks domiciled in Wyoming - 1st Bank of Evanston and First National Bank & Trust of Powell; and one bank domiciled in Colorado - Bank of the San Juans of Durango.

This news release may contain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995.  These forward-looking statements include, but are not limited to, statements about management's plans, objectives, expectations and intentions that are not historical facts, and other statements identified by words such as "expects," "anticipates," "intends," "plans," "believes," "should," "projects," "seeks," "estimates" or words of similar meaning. These forward-looking statements are based on current beliefs and expectations of management and are inherently subject to significant business, economic and competitive uncertainties and contingencies, many of which are beyond the Company's control. In addition, these forward-looking statements are subject to assumptions with respect to future business strategies and decisions that are subject to change. The following factors, among others, could cause actual results to differ materially from the anticipated results or other expectations in the forward-looking statements, including those set forth in this news release:

  the risks associated with lending and potential adverse changes of the credit quality of loans in the Company's portfolio, including as a result of declines in the housing and real estate markets in its geographic areas;
  increased loan delinquency rates;
  the risks presented by a continued economic downturn, which could adversely affect credit quality, loan collateral values, other real estate owned values, investment values, liquidity and capital levels, dividends and loan originations;
  changes in market interest rates, which could adversely affect the Company's net interest income and profitability;
  legislative or regulatory changes that adversely affect the Company's business, ability to complete pending or prospective future acquisitions, limit certain sources of revenue, or increase cost of operations;
  costs or difficulties related to the integration of acquisitions;
  the goodwill recorded in connection with acquisitions could become impaired, which may have an adverse impact on the Company's earnings and capital;
  reduced demand for banking products and services;
  the risks presented by public stock market volatility, which could adversely affect the Company's stock value and the ability to raise capital in the future;
  competition from other financial services companies in our markets; and
  the Company's success in managing risks involved in the foregoing.

The Company does not undertake any obligation to publicly correct or update any forward-looking statement if we later become aware that it is not likely to be achieved.

Visit our website at www.glacierbancorp.com

Glacier Bancorp, Inc.
Consolidated Condensed Statements of Financial Condition
(Unaudited - $ in thousands except per share data)	September 30,	December 31,	September 30,
	2010	2009	2009
Assets:
Cash on hand and in banks	$83,684	120,731	93,728
Federal funds sold	29,675	87,155	47,025
Interest bearing cash deposits	2,155	2,689	2,570
Cash and cash equivalents	115,514	210,575	143,323

Investment securities, available-for-sale	1,825,159	1,506,394	1,212,947

Loans held for sale	114,926	66,330	54,475
Loans receivable, gross	3,869,034	4,063,915	3,991,775
Allowance for loan and lease losses	(134,257)	(142,927)	(125,330)
Loans receivable, net	3,849,703	3,987,318	3,920,920

Premises and equipment, net	143,645	140,921	136,617
Other real estate owned	63,440	57,320	54,537
Accrued interest receivable	30,863	29,729	29,489
Deferred tax asset	29,968	41,082	22,681
Core deposit intangible, net	11,515	13,937	10,719
Goodwill	146,259	146,259	146,259
Other assets	56,593	58,260	30,808
Total assets	$6,272,659	6,191,795	5,708,300

Liabilities:
Non-interest bearing deposits	$887,637	810,550	801,261
Interest bearing deposits	3,530,204	3,289,602	2,809,756
Federal Home Loan Bank advances	579,184	790,367	640,735
Securities sold under agreements to repurchase	237,609	212,506	210,519
Federal Reserve Bank discount window	-	225,000	370,000
Other borrowed funds	17,386	13,745	15,064
Accrued interest payable	7,750	7,928	8,015
Subordinated debentures	125,096	124,988	120,167
Other liabilities	34,139	31,219	34,681
Total liabilities	5,419,005	5,505,905	5,010,198

Stockholders' equity:
Preferred shares, $.01 par value per share. 1,000,000
shares authorized. None issued or outstanding.	-	-	-
Common stock, $.01 par value per share. 117,187,500
shares authorized.	719	616	615
Paid-in capital	643,674	497,493	495,663
Retained earnings - substantially restricted	192,819	188,129	186,678
Accumulated other comprehensive income (loss)	16,442	(348)	15,146
Total stockholders' equity	853,654	685,890	698,102
Total liabilities and stockholders' equity	$6,272,659	6,191,795	5,708,300

Number of shares outstanding	71,915,073	61,619,803	61,519,808
Book value of equity per share	11.87	11.13	11.35

Glacier Bancorp, Inc.
Consolidated Condensed Statements of Operations

(Unaudited - $ in thousands except per share data)	Three months ended September 30,		Nine months ended September 30,
	2010	2009	2010	2009
Interest income:
Residential real estate loans	$11,367	13,330	34,621	41,542
Commercial loans	35,734	36,739	109,409	112,302
Consumer and other loans	10,599	11,150	31,959	33,631
Investment securities and other	14,403	13,211	43,330	36,907
Total interest income	72,103	74,430	219,319	224,382

Interest expense:
Deposits	9,142	9,232	27,695	28,799
Federal Home Loan Bank advances	2,318	2,087	7,083	5,758
Securities sold under agreements to repurchase	412	447	1,227	1,450
Subordinated debentures	1,683	1,641	4,967	5,224
Other borrowed funds	26	394	242	1,663
Total interest expense	13,581	13,801	41,214	42,894

Net interest income	58,522	60,629	178,105	181,488
Provision for loan losses	19,162	47,050	57,318	87,905
Net interest income after provision for loan losses	39,360	13,579	120,787	93,583

Non-interest income:
Service charges and other fees	11,956	10,604	32,117	29,838
Miscellaneous loan fees and charges	1,266	1,499	3,651	3,821
Gain on sale of loans	7,367	5,613	17,391	20,834
Gain on sale of investments	2,041	2,667	2,597	2,667
Other income	1,355	1,317	5,830	3,235
Total non-interest income	23,985	21,700	61,586	60,395

Non-interest expense:
Compensation, employee benefits
and related expense	22,235	20,935	65,243	63,589
Occupancy and equipment expense	6,034	5,835	17,970	17,341
Advertising and promotion expense	1,912	1,596	5,148	5,042
Outsourced data processing expense	750	830	2,205	2,181
Core deposit intangibles amortization	801	758	2,422	2,294
Other real estate owned expense	9,655	2,881	19,346	5,722
Federal Deposit Insurance Corporation premiums	2,633	1,699	6,998	6,700
Other expenses	7,995	7,362	22,880	21,616
Total non-interest expense	52,015	41,896	142,212	124,485
Earnings (loss) before income taxes	11,330	(6,617)	40,161	29,493

Federal and state income tax expense (benefit)	1,885	(5,086)	7,424	4,593
Net earnings (loss)	$9,445	(1,531)	32,737	24,900

Basic earnings (loss) per share	0.13	(0.03)	0.48	0.40
Diluted earnings (loss) per share	0.13	(0.03)	0.48	0.40
Dividends declared per share	0.13	0.13	0.39	0.39
Return on average assets (annualized)	0.60%	(0.11%)	0.70%	0.60%
Return on average equity (annualized)	4.37%	(0.88%)	5.43%	4.81%
Average outstanding shares - basic	71,915,073	61,519,808	68,897,348	61,499,662
Average outstanding shares - diluted	71,915,073	61,519,808	68,899,228	61,502,073

Glacier Bancorp, Inc.
Average Balance Sheet

	For the Three months ended 9/30/10			For the Nine months ended 9/30/10
(Unaudited - $ in thousands)		Interest	Average		Interest	Average
	Average	and	Yield/	Average	and	Yield/
Assets:	Balance	Dividends	Rate	Balance	Dividends	Rate
Residential real estate loans	$ 773,672	$ 11,367	5.88%	$ 774,973	$ 34,621	5.96%
Commercial loans	2,543,798	35,734	5.57%	2,574,842	109,409	5.68%
Consumer and other loans	687,139	10,599	6.12%	691,373	31,959	6.18%
Total loans	4,004,609	57,700	5.72%	4,041,188	175,989	5.82%
Tax -exempt investment securities (1)	489,658	5,972	4.88%	474,324	17,410	4.89%
Other investment securities (2)	1,339,456	8,431	2.52%	1,272,642	25,920	2.72%
Total Earning Assets	5,833,723	72,103	4.90%	5,788,154	219,319	5.07%
Goodwill and core deposit intangible	158,239			159,037
Non-earning assets	287,128			282,368
Total assets	$ 6,279,090			$ 6,229,559

Liabilities:
NOW accounts	$ 707,097	$ 622	0.35%	$ 712,650	$ 2,028	0.38%
Savings accounts	346,652	175	0.20%	340,125	568	0.22%
Money market accounts	858,942	1,737	0.80%	839,585	5,662	0.90%
Certificates accounts	1,088,215	5,402	1.97%	1,080,434	15,997	1.98%
Wholesale deposits (3)	622,032	1,206	0.77%	533,425	3,440	0.86%
FHLB advances	539,791	2,318	1.70%	657,698	7,083	1.44%
Repurchase agreements
and other borrowed funds	383,279	2,121	2.19%	414,238	6,436	2.08%
Total interest bearing liabilities	4,546,008	13,581	1.19%	4,578,155	41,214	1.20%
Non-interest bearing deposits	849,977			813,038
Other liabilities	25,259			32,078
Total Liabilities	5,421,244			5,423,271

Stockholders' equity:
Common stock	719			689
Paid-in capital	643,567			600,732
Retained earnings	200,159			196,708
Accumulated other
comprehensive income	13,401			8,159
Total stockholders' equity	857,846			806,288
Total liabilities and
stockholders' equity	$ 6,279,090			$ 6,229,559

Net interest income		$ 58,522			$ 178,105
Net interest spread			3.71%			3.87%
Net interest margin			3.98%			4.11%
Net interest margin (tax-equivalent)			4.19%			4.32%

(1) Excludes tax effect of $7,708,000 and $2,644,000 on tax-exempt investment security income for the year-to-date and quarter ended September 30, 2010, respectively.
(2) Excludes tax effect of $1,107,000 and $398,000 on investment security tax credits for the year-to-date and quarter ended September 30, 2010, respectively.
(3) Wholesale deposits include brokered deposits classified as NOW, money market demand, and CD's.

Glacier Bancorp, Inc.
Loan Portfolio - by Regulatory Classification
(Unaudited - $ in thousands)

	Loans Receivable, Gross by Bank			% Change	% Change
	Balance	Balance	Balance	from	from
	9/30/2010	12/31/2009	9/30/2009	12/31/2009	9/30/2009
Glacier	$891,508	942,254	950,000	-5%	-6%
Mountain West	884,648	957,451	971,240	-8%	-9%
First Security	575,980	566,713	574,371	2%	0%
1st Bank	275,650	296,913	299,095	-7%	-8%
Western	322,452	323,375	332,709	0%	-3%
Big Sky	259,474	270,970	283,110	-4%	-8%
Valley	194,705	187,283	188,221	4%	3%
First National	151,134	153,058	-	-1%	n/m
Citizens	173,941	166,049	172,769	5%	1%
First Bank - MT	114,665	117,017	123,846	-2%	-7%
San Juans	143,616	149,162	150,889	-4%	-5%
Eliminations	(3,813)	-	-	n/m	n/m
Total	$3,983,960	4,130,245	4,046,250	-4%	-2%

	Land, Lot and Other Construction Loans by Bank			% Change	% Change
	Balance	Balance	Balance	from	from
	9/30/2010	12/31/2009	9/30/2009	12/31/2009	9/30/2009
Glacier	$150,167	165,734	164,448	-9%	-9%
Mountain West	173,543	217,078	238,268	-20%	-27%
First Security	74,168	71,404	73,432	4%	1%
1st Bank	29,520	36,888	39,218	-20%	-25%
Western	30,552	32,045	37,887	-5%	-19%
Big Sky	56,440	71,365	73,944	-21%	-24%
Valley	13,423	14,704	15,450	-9%	-13%
First National	12,630	10,247	-	23%	n/m
Citizens	12,622	13,263	21,816	-5%	-42%
First Bank - MT	799	1,010	5,804	-21%	-86%
San Juans	31,389	39,621	36,202	-21%	-13%
Total	$585,253	673,359	706,469	-13%	-17%

	Land, Lot and Other Construction Loans by Bank, by Type at 9/30/2010
		Consumer		Developed	Commercial
	Land	Land or	Unimproved	Lots for	Developed	Other
	Development	Lot	Land	Operative Builders	Lot	Construction
Glacier	$60,405	28,784	28,513	8,873	23,592	-
Mountain West	45,079	63,388	17,680	23,407	8,855	15,134
First Security	27,795	6,994	20,125	4,512	499	14,243
1st Bank	7,968	10,565	3,782	218	2,305	4,682
Western	15,190	5,938	4,858	587	1,863	2,116
Big Sky	20,402	17,622	9,290	729	2,377	6,020
Valley	2,259	5,485	1,308	106	3,288	977
First National	2,074	3,992	1,426	477	2,139	2,522
Citizens	2,790	2,292	2,957	50	657	3,876
First Bank - MT	-	50	749	-	-	-
San Juans	3,384	16,821	2,253	-	7,862	1,069
Total	$187,346	161,931	92,941	38,959	53,437	50,639

						Custom &
	Residential Construction Loans by Bank, by Type			% Change	% Change	Owner	Pre-Sold
	Balance	Balance	Balance	from	from	Occupied	& Spec
	9/30/2010	12/31/2009	9/30/2009	12/31/2009	9/30/2009	9/30/2010	9/30/2010
Glacier	$42,975	57,183	72,828	-25%	-41%	$9,037	33,938
Mountain West	22,829	57,437	63,572	-60%	-64%	7,461	15,368
First Security	12,375	19,664	15,981	-37%	-23%	4,628	7,747
1st Bank	10,037	17,633	18,783	-43%	-47%	6,589	3,448
Western	1,294	2,245	3,709	-42%	-65%	871	423
Big Sky	13,724	20,679	27,803	-34%	-51%	256	13,468
Valley	5,550	5,170	5,380	7%	3%	4,455	1,095
First National	2,105	2,612	-	-19%	n/m	1,626	479
Citizens	11,175	13,211	16,705	-15%	-33%	5,166	6,009
First Bank - MT	135	234	179	-42%	-25%	135	-
San Juans	8,421	13,811	13,549	-39%	-38%	8,026	395
Total	$130,620	209,879	238,489	-38%	-45%	$48,250	82,370

n/m - not measurable

Glacier Bancorp, Inc.
Loan Portfolio - by Regulatory Classification (continued)
(Unaudited - $ in thousands)
	Single Family Residential Loans by Bank, by Type			% Change	% Change	1st	Junior
	Balance	Balance	Balance	from	from	Lien	Lien
	9/30/2010	12/31/2009	9/30/2009	12/31/2009	9/30/2009	9/30/2010	9/30/2010
Glacier	$193,110	204,789	205,203	-6%	-6%	170,746	22,364
Mountain West	297,676	278,158	275,936	7%	8%	258,331	39,345
First Security	93,629	82,141	82,349	14%	14%	79,130	14,499
1st Bank	59,102	65,555	63,893	-10%	-7%	54,069	5,033
Western	56,914	50,502	45,764	13%	24%	54,701	2,213
Big Sky	34,895	33,308	33,840	5%	3%	31,327	3,568
Valley	66,344	66,644	65,261	0%	2%	55,241	11,103
First National	15,169	19,239	-	-21%	n/m	11,794	3,375
Citizens	25,940	20,937	21,659	24%	20%	23,958	1,982
First Bank - MT	9,314	10,003	10,592	-7%	-12%	8,138	1,176
San Juans	29,164	22,811	22,790	28%	28%	27,571	1,593
Total	$881,257	854,087	827,287	3%	7%	775,006	106,251

	Commercial Real Estate Loans by Bank, by Type			% Change	% Change	Owner	Non-Owner
	Balance	Balance	Balance	from	from	Occupied	Occupied
	9/30/2010	12/31/2009	9/30/2009	12/31/2009	9/30/2009	9/30/2010	9/30/2010
Glacier	$228,090	232,552	235,576	-2%	-3%	113,859	114,231
Mountain West	221,761	230,383	212,865	-4%	4%	145,032	76,729
First Security	225,806	224,425	223,756	1%	1%	152,480	73,326
1st Bank	61,460	64,008	66,924	-4%	-8%	43,559	17,901
Western	104,052	107,173	104,450	-3%	0%	54,236	49,816
Big Sky	90,337	82,303	83,489	10%	8%	54,758	35,579
Valley	51,985	48,144	48,202	8%	8%	33,866	18,119
First National	28,336	26,703	-	6%	n/m	22,406	5,930
Citizens	60,070	55,660	53,424	8%	12%	44,161	15,909
First Bank - MT	17,095	18,827	13,772	-9%	24%	11,070	6,025
San Juans	49,530	47,838	54,525	4%	-9%	28,820	20,710
Total	$1,138,522	1,138,016	1,096,983	0%	4%	704,247	434,275

	Consumer Loans by Bank, by Type			% Change	% Change	Home Equity	Other
	Balance	Balance	Balance	from	from	Line of Credit	Consumer
	9/30/2010	12/31/2009	9/30/2009	12/31/2009	9/30/2009	9/30/2010	9/30/2010
Glacier	$155,150	162,723	161,416	-5%	-4%	139,773	15,377
Mountain West	71,818	71,702	72,696	0%	-1%	62,729	9,089
First Security	74,765	78,345	80,444	-5%	-7%	48,793	25,972
1st Bank	41,937	46,455	46,686	-10%	-10%	16,654	25,283
Western	46,772	48,946	49,912	-4%	-6%	33,309	13,463
Big Sky	27,462	28,903	28,906	-5%	-5%	24,584	2,878
Valley	25,204	24,625	25,753	2%	-2%	15,771	9,433
First National	26,416	27,320	-	-3%	n/m	16,292	10,124
Citizens	30,566	29,253	28,276	4%	8%	24,174	6,392
First Bank - MT	7,937	7,650	7,699	4%	3%	3,803	4,134
San Juans	13,900	14,189	13,935	-2%	0%	12,605	1,295
Total	$521,927	540,111	515,723	-3%	1%	398,487	123,440
n/m - not measurable

Glacier Bancorp, Inc.
Credit Quality Summary
(Unaudited - $ in thousands)

				Non-	Accruing	Other
	Non-Performing Assets, by Loan Type			Accruing	Loans 90 Days or	Real Estate
	Balance	Balance	Balance	Loans	More Overdue	Owned
	9/30/2010	12/31/2009	9/30/2009	9/30/2010	9/30/2010	9/30/2010
Custom & owner occupied construction	$4,126	3,281	1,131	1,752	1,609	765
Pre-sold & spec construction	19,628	29,580	39,812	17,016	-	2,612
Land development	81,505	88,488	84,929	58,443	-	23,062
Consumer land or lots	11,488	10,120	12,092	7,101	678	3,709
Unimproved land	40,082	32,453	29,779	25,366	-	14,716
Developed lots for operative builders	8,721	11,565	10,909	7,297	-	1,424
Commercial lots	3,219	909	1,011	3,183	-	36
Other construction	3,485	-	-	3,485	-	-
Commercial real estate	30,107	32,300	21,475	20,757	379	8,971
Commercial & industrial	14,005	12,271	9,235	12,195	1,780	30
Agriculture loans	5,645	283	1,121	5,115	125	405
1-4 Family	31,782	30,868	24,615	24,652	412	6,718
Home equity line of credits	5,446	6,234	5,539	4,432	253	761
Consumer	746	1,042	923	416	99	231
Other	1,485	1,744	434	1,485	-	-
Total	$261,470	261,138	243,005	192,695	5,335	63,440

					Non-Accrual &
	Accruing 30-89 Days Delinquent Loans and			Accruing	Accruing Loans	Other
	Non-Performing Assets, by Bank			30-89 Days	90 Days or	Real Estate
	Balance	Balance	Balance	Overdue	More Overdue	Owned
	9/30/2010	12/31/2009	9/30/2009	9/30/2010	9/30/2010	9/30/2010
Glacier	$77,144	97,666	99,792	8,267	62,413	6,464
Mountain West	71,780	109,187	76,073	14,989	53,756	3,035
First Security	55,627	59,351	46,321	7,245	35,950	12,432
1st Bank	18,166	21,117	19,744	2,890	6,566	8,710
Western	10,293	9,315	8,917	533	6,622	3,138
Big Sky	23,882	31,711	26,941	1,653	15,910	6,319
Valley	1,916	2,542	1,638	840	1,003	73
First National	10,519	9,290	-	701	9,073	745
Citizens	7,989	5,340	5,653	1,965	4,412	1,612
First Bank - MT	669	800	538	245	320	104
San Juans	5,252	2,310	994	1,595	2,005	1,652
GORE	19,156	-	-	-	-	19,156
Total	$302,393	348,629	286,611	40,923	198,030	63,440

					Provision for
				Provision for	the Year-to-Date	ALLL
	Allowance for Loan and Lease Losses			Year-to-Date	Ended 9/30/2010	as a Percent
	Balance	Balance	Balance	Ended	Over Net	of Loans
	9/30/2010	12/31/2009	9/30/2009	9/30/2010	Charge-Offs	9/30/2010
Glacier	$34,936	38,978	35,835	18,300	0.8	3.92%
Mountain West	28,963	37,551	32,686	23,300	0.7	3.27%
First Security	19,007	18,242	15,673	5,100	1.2	3.30%
1st Bank	11,224	10,895	10,038	2,150	1.2	4.07%
Western	8,719	8,762	8,020	700	0.9	2.70%
Big Sky	10,450	10,536	8,862	2,900	1.0	4.03%
Valley	4,752	4,367	4,132	500	4.3	2.44%
First National	2,498	1,679	-	1,453	2.3	1.65%
Citizens	6,000	4,865	4,064	1,900	2.5	3.45%
First Bank - MT	3,070	2,904	2,699	265	2.7	2.68%
San Juans	4,638	4,148	3,321	750	2.9	3.23%
Total	$134,257	142,927	125,330	57,318	0.9	3.37%

Glacier Bancorp, Inc.
Credit Quality Summary (continued)
(Unaudited - $ in thousands)
	Net Charge-Offs, Year-to-Date Period Ending, By Bank			Charge-Offs	Recoveries
	9/30/2010	12/31/2009	9/30/2009	9/30/2010	9/30/2010
Glacier	$22,342	12,012	4,155	22,762	420
Mountain West	31,888	28,931	21,296	32,521	633
First Security	4,335	3,745	1,889	5,431	1,096
1st Bank	1,821	5,917	5,024	2,288	467
Western	743	1,500	1,342	827	84
Big Sky	2,986	4,896	4,370	3,073	87
Valley	115	414	349	125	10
First National	634	4	-	655	21
Citizens	765	656	532	771	6
First Bank - MT	99	26	31	104	5
San Juans	260	329	326	311	51
Total	$65,988	58,430	39,314	68,868	2,880

	Net Charge-Offs (Recoveries), Year-to-Date
	Period Ending, By Loan Type			Charge-Offs	Recoveries
	9/30/2010	12/31/2009	9/30/2009	9/30/2010	9/30/2010
Residential construction	$6,248	13,455	6,363	6,530	282
Land, lot and other construction	37,456	28,310	22,567	38,465	1,009
Commercial real estate	7,965	1,187	763	8,108	143
Commercial and industrial	4,010	3,610	2,022	4,655	645
1-4 Family	6,771	7,242	4,745	7,195	424
Home equity lines of credit	2,987	2,357	1,419	3,015	28
Consumer	583	1,895	1,370	854	271
Other	(32)	374	65	46	78
Total	$65,988	58,430	39,314	68,868	2,880

CONTACT:  Michael J. Blodnick, +1-406-751-4701, or Ron J. Copher, +1-406-751-7706, for Glacier Bancorp, Inc.